SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  Form 8-K/A-1
                                Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             June 10, 1999



                               Hawks Industries, Inc.
               (Exact name of registrant as specified in its charter)


 Wyoming                         0-5781                         83- 0211955
(State or other jurisdiction   (Commission                    (IRS Employer
of incorporation )             File Number)                  Identification No.)


             913 Foster Road, Casper, Wyoming                        82601
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code               (307) 234-1593



                                          N/A
          (Former name or former address, if changed since last report.)

                            FORM 8-K CURRENT REPORT



Item 1.   Change in Control of Registrant

     On June 10, 1999, Registrant entered into an Agreement with Universal Equities, Ltd., David H. Peipers, The Cornerhouse Limited Partnership and the Winsome Limited Partnership (collectively referred to as "Buyers") which will allow Buyers to secure a controlling interest in Registrant common stock through a private placement. The value placed on Registrants's shares in the offer was $1.60 per share for at least 6,250,000 shares of common stock yielding the Registrant a consideration of $10,000,000.00. The offer also included the right to buy up to an additional 14,375,000 shares at the same price. The maximum consideration to be received by Registrant is $33,000,000.00 if all the additional shares are purchased.
     The terms of the offer require a payment of at least $5,000,000.00 in cash, with the remainder of the consideration being paid in cash and/or transfer of Buyer's rights to a debt obligation from North Star Exploration, Inc. ("North Star"), and/or North Star common stock, and/or Zeus Exploration, Inc. ("Zeus") common stock. North Star and Zeus are private Nevada Corporations with options on mineral rights covering approximately 7,000,000 acres in Alaska.

     The Agreement also requires the redemption of shares in Registrant owned by Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust in exchange for certain assets of Registrant.

     The private placement and redemption of shares described above will be subject to Registrant's Shareholder approval at its Annual Meeting in September. A copy of the June 10, 1999 Agreement is attached hereto and made a part hereof as Exhibit "1". A copy of the September 23, 1999 Amendment is attached hereto and made a part hereof as Exhibit 3.

     As a result of this transaction, the controlling interest in Registrant will be owned by the Buyer Group in the following amounts:

                                      A.
                            Required Minimum Amount
                              of Shares Purchased
                              Under the Agreement

                             Number
                             of                          Percentage
Purchaser                    Shares                      Ownership*


Universal Equities, Ltd.      3,125,000                  43.20531%

David H. Peipers              1,562,500                  21.60265%
The Cornerhouse Limited
Partnership                     937,500                  12.96159%

The Winsome Limited
Partnership                     625,000                   8.64106%

                                       B.
                            Maximum Amount of Shares
                            Allowed to be Purchased
                              Under the Agreement


                                   Number
                                   of                    Percentage
Purchaser                          Shares                Ownership*

Universal Equities, Ltd.            7,187,500            46.79999%
David H. Peipers                    3,593,750            23.40000%

The Cornerhouse Limited
Partnership                         2,156,250            14.04000%

The Winsome Limited
Partnership                         1,437,500             9.36000%
*Assumes the total number of outstanding shares of Registrant at the time of purchase will be Nine Hundred Eighty-two Thousand Nine Hundred Eight (982,908) as per the June 10, 1999 Agreement.

Item 2.   Disposition of Assets

     On June 9, 1999, Registrant entered into an Agreement with officers and directors, Bruce A. Hinchey and James E. Meador, Jr. and principal shareholder Anne D. Zimmerman Revocable Trust dated, November 14, 1991 (collectively referred to as "Shareholders"), to acquire all of Shareholders common stock in Registrant, excluding their ESOP shares, in exchange for assets of Registrant.
A copy of the Agreement is attached hereto as Exhibit "1B" and made a part hereof. Said Agreement sets forth the terms and conditions of the redemption of shares. The redemption of shares is required pursuant to the North Star Group Agreement dated June 10,1999, which is attached hereto as Exhibit "1".

     The June 9, 199 Exhibit,"1B" Redemption of Shares Agreement was determined as a result of arms-length negotiations using book values as reported by the Registrant's auditors in the most recent 10-K Report. The Agreement was unanimously approved by the Registrant's Board of Directors with Bruce A. Hinchey and James E. Meador, Jr. abstaining from said approval. The redemption of shares described above will be subject to Registrant's Shareholder approval at its Annual Meeting in September.

     Item 5.  Other Events

     On June 10, 1999 Registrant made a press release describing the Exhibit "1" transaction. A copy of the Press Release is attached hereto as Exhibit "2" and made a part hereof.

     Item 7.    Financial Statements and Exhibits

     (a)  Financial Statements
Incorporated herein by reference is Registrant's most recent SEC 10-K Report which was filed by EDGAR on March 4, 1999.


     (c)  Exhibits

          "1" Agreement between Universal Equities Ltd, David H. Peipers, The Cornerhouse Limited Partnership, and the Windsome Limited Partnership and Hawks Industries, Inc.

          "1 A-1 & 1A-2"  Nasdaq correspondence

          "1 B"     Letter Agreement/ Hawks Industries, Inc. Share Acquisition

          "1 C"     Schedule of Shares to be Purchased

          "1 D"     Notices

          "2"  Press Release

          "3" Amendment to Agreement between Universal Equities Ltd, David H Peipers, The Cornershouse Lmited Partnership, and the Windsome Limited Partnership and Hawks Industries, Inc.

          "23.1"    Consent of Lovelett, Hargens & Skogen, P.C.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf its behalf by the undersigned hereunto duly authorized.

                                   HAWKS INDUSTRIES, INC.


                                  By:  /s/ Bruce A. Hinchey
                                  ---------------------------
                                   BRUCE A. HINCHEY, President

     Dated: June 17, 1999

                                        Exhibit "1"
                                        -----------
          AGREEMENT dated as of the 10th day of June, 1999, by and between UNIVERSAL EQUITIES LTD., a Delaware corporation ("Universal"), DAVID H. PEIPERS ("Peipers"), THE CORNERHOUSE LIMITED PARTNERSHIP, a New York limited partnership ("Cornerhouse"), and THE WINSOME LIMITED PARTNERSHIP, a New York limited partnership ("Winsome", and collectively with Universal, Peipers and Cornerhouse sometimes called "Purchasers"), and HAWKS INDUSTRIES, INC., a Wyoming corporation ("Seller").
                            W I T N E S S E T H :
                            -------------------
          WHEREAS, Purchasers, for themselves and other members of the Purchasing Group referred to in Section 15 below, desire to buy shares and to acquire the right to buy additional shares of Seller, and Seller is willing to sell such shares and grant such right on the terms and conditions hereinafter set forth,
          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties do hereby mutually agree:
          1.  Sale of Shares.
              --------------
          Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchasers, and Purchasers hereby agree to buy from Seller, six million two hundred fifty thousand (6,250,000) authorized but unissued shares of Seller, free and clear of all liens and encumbrances of any kind, for a price of One and 60/100 Dollars ($1.60) per share, i.e. an aggregate price of Ten Million Dollars ($10,000,000) (the "Share Purchase Price"), payable as hereinafter provided.

          2.  Payment of Share Purchase Price.
              -------------------------------
          The Share Purchase Price shall be payable at the Initial Closing as defined in Section 12(a) below (the "Initial Closing"), and shall be composed of
(a) Five Million Dollars ($5,000,000) paid in cash in New York Clearing House funds by certified or official bank check and (b) Five Million Dollars ($5,000,000) paid (i) in cash in New York Clearing House funds by certified or official bank check and/or (ii) by the assignment to Seller of indebtedness owed to Purchasers by North Star Exploration, Inc., a Nevada corporation ("North Star"). The indebtedness so assigned shall be credited against the Share Purchase Price at 100% of the principal amount of such indebtedness plus accrued interest thereon.

          3.  Right to Buy Additional Shares.
              ------------------------------
          Seller hereby agrees that Purchasers shall have the right to buy, in addition to the shares purchased pursuant to Sections 1 and 2 above, up to a maximum of fourteen million three hundred seventy-five thousand (14,375,000) (the "Maximum Number") of authorized but unissued shares of Seller (the "Additional Shares") for a price of One and 60/100 Dollars ($1.60) per share, i.e. an aggregate price, if the Maximum Number of Additional Shares is purchased, of Twenty-Three Million Dollars ($23,000,000), and, if less than the Maximum Number of Additional Shares is purchased, an aggregate price that bears the same ratio to Twenty-Three Million Dollars ($23,000,000) that the number of Additional Shares that are purchased bears to the Maximum Number.
Such aggregate price (the "Additional Share Price") of the Additional Shares that are purchased shall be paid as set forth in Section 4 below.
          4.  Payment of Additional Share Price.
              ---------------------------------
          The Additional Share Price shall be payable at the Initial Closing (subject to Sections 12 and 15 below) by Purchasers causing to be transferred to Seller (a) cash in New York Clearing House funds by certified or official bank check, (b) additional indebtedness of the kind referred to in Section 2(b) (ii) above, and/or (c) shares of North Star Exploration, Inc., a Nevada Corporation ("North Star") and\or (d) shares of Zeus Exploration, Inc., a Nevada corporation ("Zeus"). Based upon valuations of North Star and Zeus by an independent evaluator prior to the execution of this Agreement, which valuations have been approved by Seller's board of directors, it is agreed that the aggregate amount credited against the Additional Share Price for shares of North Star tendered in payment thereofshall be the amount that bears the same ratio to Twenty Million Dollars ($20,000,000) that the number of shares of North Star that are tendered bears to the total number of shares of North Star that are outstanding, and the aggregate amount credited against the Additional Share Price for shares of Zeus that are tendered in payment thereof shall be the amount that bears the same ratio to One Million Dollars ($1,000,000) that the number of shares of Zeus that are tendered bears to the total number of shares of Zeus that are outstanding.

               5.  Preliminary Retirement of Shares.
                   --------------------------------
          On the Initial Closing Date, immediately before the Initial Closing, Seller agrees to cause at least twenty-six and 7/10 percent (26.7%) of its outstanding shares as established in Seller's latest 10-K Report to be surrendered and retired as more particularly provided for in Section 8 below, so as to reduce the total number of outstanding shares of Seller to not more than nine hundred eighty-two thousand nine hundred eight (982,908) shares.
          6.  Warranties and Representations of Seller.
              ----------------------------------------
          To induce Purchasers to enter into this Agreement, Seller makes the following warranties and representations, which shall survive the execution and delivery of this Agreement and the sale and transfer, of and payment for, the shares:
     a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Wyoming, is duly authorized to do business in every jurisdiction where Seller's ownership or leasing of properties or its activities require it to be so authorized under the laws of such jurisdiction, and has full corporate and legal power and authority to own, lease and operate its properties and to conduct its business as now conducted and to enter into and perform the terms of this Agreement. Seller has no subsidiaries other than the following wholly owned subsidiaries, to wit: (i) Burton Hawks Exploration Co., Ltd., (ii) Western Environmental Services and Testing, Inc., which has a wholly owned subsidiary named Western Environmental Services, Inc., and (iii) Central Wyoming Properties, Inc.
     b) Seller has an authorized capital stock consisting of 997,000 preferred shares, $.01 par value, and 5,000,000 common shares, $.01 par value. Of these, no preferred shares and 1,351,515 common shares are validly issued and outstanding, fully paid and non-assessable.
     c) Seller is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), files reports in accordance with Section 12(g) of the Exchange Act, and is presently current with respect to all reports required to be filed thereunder. As of the respective dates of their filing, the reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and complied as to form with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be.
     d) The shares of Seller are listed and admitted to trading on the NASDAQ system in New York; to the best of Seller's knowledge, it is in full compliance with all of the requirements for being listed and admitted to trading on the NASDAQ system and no proceedings have been instituted or, to Seller's knowledge, are contemplated to remove or suspend any of Seller's shares from trading on the NASDAQ system, except as provided in the notice which is attached hereto as Exhibit "A".

     e) The copy of Seller's Annual Report on Form 10-K (the "10-K Report") for the year ended December 31, 1998 that Seller has furnished to Purchaser is a true and complete copy of said report as filed with the Securities and Exchange Commission (the "Commission"); there are no subsequent reports that have been filed with the Commission, except for Seller's Quarterly Form 10-Q Reports, or the National Association of Securities Dealers, Inc. ("NASD") that have not been delivered to Purchasers; the information contained in the Form l0-K Report concerning Seller's business and other matters are true and complete in all respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements set forth therein not misleading; the financial statements contained therein were prepared in conformity with general accepted accounting principles consistently applied with prior periods, are correct and complete in all material respects and fairly present Seller's financial condition and the results of its operations at and for the periods ended on the dates referred to; and there have been no material changes in Seller's financial condition or its business since December 31, 1998, except internal adjustment of company overhead and asset allocations between Seller and its subsidiaries, provided that said adjustments shall not result in any obligation between Seller and Western Environmental Services and Testing, Inc. upon completion of the transaction set forth in Exhibit B.
     f) There are not outstanding any warrants, options or other rights to acquire shares of Seller except for those disclosed in the 10-K Report, to wit, key employee stock options to purchase a total of 2,500 shares. Seller has not contributed or caused any shares to be made available for its employee stock purchase plan since the $11,000 made available for that purpose in 1998 disclosed in the 10-K Report. Seller does contemplate making an employee stock purchase plan contribution for 1999 of not more than $43,000 in Seller's common stock. There are no voting trusts or other agreements or understanding to which Seller is a party with respect to the voting or transfer of the capital stock of Seller except as contemplated by this agreement. There are no "puts" or other agreements entitling anyone to sell common shares of Seller to Seller.

     g) Seller has good title to all of its properties including, but not limited to, property reflected in the balance sheet as of December 31, 1998 (the "December 31, 1998 Balance Sheet") included in the 10-K Report. Seller holds such property free of any liens, charges or encumbrances whatsoever other than as disclosed
     h) All necessary corporate and other action has been taken to authorize the execution and delivery of this Agreement and, upon execution and delivery hereof by a corporate officer of Seller, this Agreement will become a valid and binding obligation of Seller, enforceable in accordance with its terms, subject only to the provisions of Section 8 below for ratification and approval by Seller's shareholders.
     i) The shares to be sold pursuant to Sections 1 and 2 above and the Additional Shares that may be sold pursuant to Sections 3 and 4 above will, upon issuance in accordance with the provisions of this Agreement, be legally and validly issued, fully paid and non-assessable and not subject to any preemptive rights.
     j) Seller is not in violation of, or in default under, nor has any condition, event or act occurred which, with the giving of notice or lapse of time, or both, would constitute a default under (i) any term, condition or provision of its certificate of incorporation or by-laws, or (ii) any agreement, indenture, mortgage, lease or other instrument of which it is a party or by which it or any of its assets or properties is bound or affected, or (iii) any license, judgment, decree, order, or arbitration award, or (iv) any law, statute, ordinance or governmental rule or regulation applicable to it and known to Seller the violation of which would have a material adverse effect on Seller of which Seller has reason to know. The execution, delivery and performance of this Agreement and carrying out of the transactions contemplated by this Agreement and compliance with the provisions hereof by Seller will not result in any such violation or be in conflict with or constitute a default, under any such term, condition or provision, or cause or allow any holder of debt of the Seller to cause any acceleration of debt or result in creation of any security interest, lien, claim, charge or encumbrance of any kind whatsoever, except that Joseph J. McQuade holds a security interest in Seller's oil and gas interests and this transacton may cause an acceleration of the payment of not more than $135,000 on his Covenant Not to Compete.
     k) Insofar as Seller knows, or has reason to know, no other party to any agreement, indenture, mortgage, lease or other instrument to which the Seller is a party is in default under, nor has any condition, event or act occurred which, with the giving of notice or lapse of time, or both, would constitute a default under the terms, conditions or provisions thereof.

     l) Except as disclosed in Seller's 10-K Report, Seller is not a party to any employment contract with any officer or other person. Seller has no pension, profit sharing, bonus deferred compensation, retirement or similar employment benefit arrangement for any individual, other than as set forth or referred to in the 10-K Report; nor is Seller a party to any collective bargaining agreement.
     m) As at December 31, 1998, Seller did not have any material liabilities or obligation of any nature, contingent or otherwise, oral or written, which are not reflected in the December 31, 1998 Balance Sheet.
     n) There is no litigation, administrative proceeding, governmental investigation or other proceeding pending, nor does Seller know or have reason to know of any such threatened proceedings or of any change in NASD or governmental regulation (including without limitation any ecological or environmental regulation) (i) against or affecting Seller, its properties or business, which, either alone or in the aggregate, if adversely determined or adopted would have a material adverse effect on the Seller or which involves a claim for damages of $25,000 or more or which seeks to enjoin any significant activity of Seller, or (ii) which questions the validity of the transactions contemplated by this Agreement.
     o) No approval, consent, order or authorization of, or filing or registration with, any governmental or regulatory authority is required to be obtained, effected or given to permit the sale of the Units by Seller except for the filing of an amendment of the certificate of incorporation to increase its authorized common shares to at least fifty million (50,000,000) and notices and notices and approval to the SEC and NASDAQ Exchange regarding the transactions.
     p) All Federal, state, provincial, state, and local tax returns of Seller required by law to be filed have been duly filed, or extensions of the time within which such returns must be filed have been duly granted or obtained and are in effect and all taxes as shown on said returns have been paid. The charges, accruals, and reserves on the books of Seller in respect of taxes for all fiscal periods are adequate and there are no unpaid assessments against Seller for additional taxes for any fiscal period or any basis therefor.
     q) All the insurable properties of the Seller are insured for the benefit of the Seller in reasonably sufficient amounts against all risks, including, without limitation, public liability insurance, usually insured against by persons operating similar properties in the locality where such properties are located, under valid and enforceable policies issued by insurers of recognized responsibility.

     r) The records and books of account of Seller are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the financial statements included in the 10-K Report.
     s) The copies of the contents of the minute books of Seller as made available to Purchasers and counsel for Purchasers prior to the Initial Closing, contain accurate records of all meetings and accurately reflect all corporate action of the shareholders and the board of directors (including committees) of Seller taken since the incorporation of Seller.
     t) The operation of Seller's business in which Seller (itself or through a subsidiary) has direct control of operations, including the use and operation of all real property or leaseholds owned, leased or used by Seller, has not violated and does not violate any applicable federal, provincial, local, or foreign environmental law (collectively, "Environmental Laws"), and no condition
                                          ------------------
or event has occurred which, with notice or passage of time or both, would constitute a violation of any such Environmental Law. Without limiting the generality of the foregoing:
      (i) No pollutants, contaminants or hazardous or toxic wastes, substances or materials (collectively, "Hazardous Materials"), as defined by the
                             -------------------
Environmental Laws have been manufactured, generated, stored, handled, disposed, buried, dumped or used on, at or in connection with any real property or leaseholds owned, leased or used by Seller with which Seller (itself or through a subsidiary) has direct control of operations.
     (ii) No asbestos, asbestos-containing materials, polychlorinated biphenals ("PCB"), PCB compounds, or other pollutants, contaminants, hazardous
            ---
or toxic wastes, substances or materials are contained in, on, about or otherwise located at any real property or leaseholds owned, leased or used by Seller, nor have they been used in the construction, repair, or alteration of any portion of such real property or leaseholds with which Seller (itself or through a subsidiary) has direct control of operations.
     iii) With operations in which Seller (itself or through a subsidiary) has direct control, Seller does not have any liability under any Environmental Law for the presence, disposal, release, storage or contamination of or by any Hazardous Material at any site or facility owned, leased or operated presently or at any previous time by Seller or at any site or facility at which any Hazardous Material generated by Seller has been disposed or stored.

     (u) Seller is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretation (herein called "ERISA"). Neither a Reportable Event (as stated in Section 4043 of ERISA) nor a Prohibited Transaction as stated in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), has occurred or is continuing with respect to any Plan of the Company. No notice of intent to terminate a Plan has been filed nor has any Plan been terminated. No circumstances exist which constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings. Neither Seller nor any other members of a Controlled Group has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multi-employer Plan. Each of Seller and the other members of a Controlled Group has met its minimum funding requirements under ERISA with respect to all of their Plans and none of them has an Unfunded Vested Liability. Neither Seller nor any other member of a Controlled Group has incurred any liability to the PBGC under ERISA. As used herein the terms
     (i) "Controlled Group" means all members of a controlled group of
          ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with Seller, are treated as a single employer under Sections 414(b) or 414(c) of the Code;
      (ii) "Unfunded Vested Liability" of Seller means, with respect to any Plan
            --------------------------
at any time, the excess of (1) the present value of all vested nonforfeitable benefits under the Plan over (2) the fair market value of all Plan assets allocable to those benefits, all determined as of the then most recent valuation date for the Plan, but only to the extent that the excess represents a potential liability of Seller or any member of its Controlled Group to the PBGS or the Plan under Title IV of ERISA; and
     (iii)  "Plan" of a Seller means an employee pension benefit plan covered by
             ----
Title IV of ERISA or subject to the minimum funding standards under Section 12 of the Code and is either (1) maintained by Seller or any member of its Controlled Group or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Seller or any member of its Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     v) Seller does not have any liability or obligation, whether accrued, absolute, contingent or otherwise, except (a) to the extent fully and specifically reflected or reserved for on the December 31, 1998 Balance Sheet
(b) liabilities or obligations incurred During December 31, 1998 in the normal and ordinary course of business of Seller consistent with past practice, and not in violation of this Agreement, none of which has been materially adverse or (c) internal adjustments for charges between Seller and its subsidiaries referred to in Section 6(e) above.
     w) Neither the Seller nor any of the Principal Shareholders (as defined in Section 8(a)(i)) has retained any broker or finder in connection with the transactions contemplated herein, and neither is obligated or has agreed to pay any brokerage or finder's commission, fee or similar compensation.
     x) All of the above warranties and representations will be true and correct in all respects as of the date of the Initial Closing with the same force and effect as if made at that time.
          7.  Warranties and Representations of Purchasers.
              --------------------------------------------
          To induce Seller to enter into this Agreement, Purchasers make the following warranties and representations, which shall survive the execution and delivery of this Agreement and the sale and transfer of, and payment for, the
Shares:
     a) Universal is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is duly authorized to do business in every jurisdiction where Universal's ownership or leasing of property or its activities require it to be so authorized under the laws of such jurisdiction, and has full legal power and authority to enter into and perform the terms of this Agreement.
     b) Cornerhouse and Winsome each is a limited partnership duly organized, validly existing and in good standing under the laws of New York, is duly authorized to do business in every jurisdiction where its ownership or leasing of property or activities require it to be so authorized under the laws of such jurisdiction, and has full legal power and authority to enter into and perform the terms of this Agreement;
     c) All necessary corporate and other action has been taken to authorize the execution and delivery of this Agreement by Universal, Cornerhouse and Winsome and, upon execution and delivery hereof by corporate officers of Universal, the general partners of Cornerhouse and Winsome and Peipers, this Agreement will become the valid and binding obligation of each of them, enforceable in accordance with its terms.

     d) The indebtedness of North Star to be transferred to Seller hereunder was or will be incurred for moneys actually advanced to North Star, has or will have been duly and validly acquired by Purchasers from the lender thereof, and to the best of Purchasers' knowledge is, and at the time of the Initial Closing will be, a legally enforceable indebtedness of North Star.
     e) The shares of North Star and Zeus to be transferred to Seller hereunder have been (or at the time of delivery to Seller will be) legally and validly issued and fully paid and non-assessable.
     f) Seller's shares are being acquired by each of the Purchasers hereunder for his or its own account for investment and not with a view to distribution in violation of the Securities Act.
     g) North Star and Zeus are corporations duly organized, validly existing and in good standing under the laws of Nevada, are duly authorized to do business in every jurisdiction where their ownership or leasing of properties or their activities require them to be so authorized, and have full corporate and legal power to operate their properties and conduct their business as now conducted.
     h) North Star has an authorized capital stock of 25,000 common shares without par value all of which are validly issued and outstanding, fully paid and non-assessable. An additional 25,000 shares may be authorized and outstanding at the time of the Initial Closing.
     i) Zeus has an authorized capital stock of 25,000 common shares without par value. Of these, 22,500 common shares are validly issued and outstanding, fully paid and non-assessable.
     j) The valuations of North Star and Zeus that have been delivered to Seller are believed by Purchasers to constitute fair valuations that have been prepared in accordance with criteria generally accepted in the mining industry for the valuation of mining properties. The said valuations do not, to the best of Purchasers' knowledge, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements set forth therein not misleading.
     k) There are not outstanding any warrants, options or other rights to acquire shares of North Star or Zeus that are presently outstanding except that Doyon, Limited may have a right to acquire the 2,500 authorized but unissued shares of Zeus for a nominal price. In addition, it is North Star's intention
(i) to grant to one of its employees, before consummation of the transaction provided for in this Agreement, an option to acquire, for a nominal price, five percent of the outstanding shares of North Star and (ii) to cause to be granted to another of its employees, after consummation of the transaction provided for in this Agreement, an option to acquire, for a nominal price, 50,000 of the authorized but unissued shares of Seller.

     l) Zeus has, and North Star upon the exercise of the options held by it under its agreement with Doyon, Limited dated May 27, 1997 will have, good title to all of their respective properties, free and clear of any liens, charges or encumbrances whatsoever, subject, in the case of North Star, to the rights of Doyon, Limited under the provisions of the aforesaid agreement.
     m) Neither North Star or Zeus is in violation of, or in default under, nor has any condition, event or act occurred which, with the giving of notice or lapse of time, or both, would constitute a default under (i) any term, condition or provision of its certificate of incorporation or by-laws, or (ii) any agreement, indenture, mortgage, lease or other instrument of which it is a party or by which it or any of its assets or properties is bound or affected, or (iii) any license, judgment, decree, order, or arbitration award, or (iv) any law, statute, ordinance or governmental rule or regulation applicable to it and known to Purchasers the violation of which would have a material adverse effect on North Star or Zeus of which Purchasers have reason to know. The execution, delivery and performance of this Agreement and carrying out of the transactions contemplated by this Agreement and compliance with the provisions hereof by North Star and Zeus will not result in any such violation or be in conflict with or constitute a default, under any such term, condition or provision, or cause or allow any holder of debt of North Star or Zeus to cause any acceleration of debt or result in the creation of any security interest, lien, claim, charge or encumbrance of any kind whatsoever.
     n) Insofar as Purchasers know, or have reason to know, no other party to any agreement, indenture, mortgage, lease or other instrument to which the North Star or Zeus is a party is in default under, nor has any condition, event or act occurred which, with the giving of notice or lapse of time, or both, would constitute a default under the terms, conditions or provisions thereof.
     o) There is no litigation, administrative proceeding, governmental investigation or other proceeding pending, nor do Purchasers know or have reason to know of any such threatened proceedings or of any change in governmental regulation (including without limitation any ecological or environmental regulation) (i) against or affecting North Star or Zeus, or their respective properties and business, which, either alone or in the aggregate, if adversely determined or adopted would have a material adverse effect on North Star or Zeus, or which involves a claim for damages of $25,000 or more or which seeks to enjoin any significant activity of North Star or Zeus, or (ii) which questions the validity of the transactions contemplated by this Agreement.

     p) No approval, consent, order or authorization of, or filing or registration with, any governmental or regulatory authority is required to be obtained, effected or given to permit the exchange of the shares of North Star or Zeus contemplated by this Agreement except notices and approval to the SEC and NASDAQ Exchange regarding the transaction.
      q) All Federal, state, provincial, state, and local tax returns of North Star and Zeus required by law to be filed have been duly filed, or extensions of the time within which such returns must be filed have been duly granted or obtained and are in effect and all taxes as shown on said returns have been paid. The charges, accruals, and reserves on the books of North Star and Zeus in respect of taxes for all fiscal periods are adequate and there are no unpaid assessments against North Star or Zeus for additional taxes for any fiscal period or any basis therefor.
     r) All the insurable properties of North Star and Zeus are insured for the benefit of the owner thereof in reasonably sufficient amounts against all risks, including, without limitation, public liability insurance, usually insured against by persons operating similar properties in the locality where such properties are located, under valid and enforceable policies issued by insurers of recognized responsibility.
     s) The records and books of account of North Star and Zeus are correct and complete in all material respects and have been maintained in accordance with good business practices.
     t) The copies of the contents of the minute books of North Star and Zeus as made available to Seller and counsel for Sellers prior to the Initial Closing, contain accurate records of all meetings and accurately reflect all corporate action of the shareholders and the board of directors (including committees, if any) of North Star and Zeus taken since their respective incorporations.
     u) The operation of the business of North Star and Zeus, in which either of them (itself or through a subsidiary) has direct control of operations, including the use and operation of all real property or leaseholds owned, leased or used by either of them, has not violated and does not violate any applicable federal, provincial, local, or foreign environmental law (collectively, "Environmental Laws"), and no condition or event has occurred
                ------------------
which, with notice or passage of time or both, would constitute a violation of any such Environmental Law. Without limiting the generality of the foregoing:

     (i) No pollutants, contaminants or hazardous or toxic wastes, substances or materials (collectively, "Hazardous Materials"), as defined by the
                             -------------------
Environmental Laws have been manufactured, generated, stored, handled, disposed, buried, dumped or used on, at or in connection with any real property or leaseholds owned, leased or used by North Star or Zeus in which either of them (either itself or through a subsidiary) has direct control of operations.
     (ii) No asbestos, asbestos-containing materials, polychlorinated biphenals ("PCB"), PCB compounds, or other pollutants,contaminants, hazardous
            ---
or toxic wastes, substances or materials are contained in, on,   about or
otherwise located at any real property or leaseholds owned, leased or used by North Star of Zeus, nor have they been used in the construction, repair, or alteration of any portion of such real property or leaseholds with which North Star or Zeus (itself or through a subsidiary) has direct control of operations.
     iii) In operations with which North Star of Zeus (itself or through a subsidiary) has direct control, they do not have any liability under any Environmental Law for the presence, disposal, release, storage or contamination of or by any Hazardous Material at any site or facility owned, leased or operated presently or at any previous time by North Star or Zeus or at any site or facility at which any Hazardous Material generated by North Star or Zeus has been disposed or stored.
     v) North Star and Zeus are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretation (herein called "ERISA"). Neither a Reportable Event (as stated in Section 4043 of ERISA) nor a Prohibited Transaction as stated in Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), has occurred or is continuing with respect to any Plan of the Company. No notice of intent to terminate a Plan has been filed nor has and Plan been terminated. No circumstances exist which constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings. Neither North Stare, Zeus nor any other member of a Controlled Group has completely or partially withdrawn under
Section 4201 or 4204 of ERISA from a Multi-employer Plan. Each of North Star, Zeus and the other members of a Controlled Group has met its minimum funding requirements, if any, under ERISA with respect to all of their Plans, if any, and none of them has an Unfunded Vested Liability. Neither North Star, Zeus nor any other member of a Controlled Group has incurred any liability to the PBGC under ERISA. As used herein the terms
     (i) "Controlled Group" means all members ofa controlled group of
          ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with North Star or Zeus, are treated as a single employer under Sections 414(b) or 414(c) of the Code;
      (ii) "Unfunded Vested Liability" of North Star or Zeus means, with respect
            --------------------------
to any Plan at any time, the excess of (1) the present value of all vested nonforfeitable benefits under the Plan over (2) the fair market value of all Plan assets allocable to those benefits, all determined as of the then most recent valuation date for the Plan, but only to the extent that the excess represents a potential liability of Seller or any member of its Controlled Group to the PBGS or the Plan under Title IV of ERISA; and
     (iii)  "Plan" of North Star or Zeus means an employee pension benefit plan
             ----
covered by Title IV of ERISA or subject to the minimum funding standards under
Section 12 of the Code and is either (1) maintained by North Star, Zeus or any member of its Controlled Group or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which North Star, Zeus or any member of its Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
     w) All of the above warranties and representations will be true and correct in all respects as of the date of the Initial Closing with the same force and effect as if made at that time.
     8.  Covenants of Seller
         -------------------
     Sller covenants that it will cause the following to occur prior to or at the Initial Closing:

     a) Seller will cause twenty six and 7/10 percent (26.7%) of its outstanding shares as established in Sellers latest 10-K Report to be surrendered for cancellation and retirement without being replaced by the issuance of presently unissued or treasury shares, so that immediately prior to the Initial Closing the total number of Seller's outstanding shares will have been reduced to not more than 982,808 shares. The terms of the acquisition of the above described shares shall be in accordance with the agreement betweem Seller and the principals of seller which is attached hereto as Exhibit B and made a part hereof. The said agreement shall be approved and ratified by a majority of the shareholders of Seller in attendance at the annual meeting of Seller. It is understood and agreed that Purchasers are intended to and shall be a third party beneficiary of the agreement between Seller and the principals of seller referred to in Section 8(a)(i) above and, if the cancellation of their shares does not take place by the Closing, then, in addition to any other remedies, Purchasers shall have the right to obtain a decree in equity directing that such agreement be specifically performed and enforced.
     b) Seller will continue to conduct its business in ordinary course in the same manner in which it is now being conducted between the date of this Agreement and the Initial Closing and shall incur no liability other than in normal ordinary course of business without the written consent of Purchasers.
     c) Seller will cause all outstanding options, warrants and other rights to purchase authorized but unissued Shares of Seller to be cancelled and surrendered at or prior to the Initial Closing, it being expressly understood and agreed that it is of the essence of this Agreement that there shall be no such warrants, options or other rights to purchase shares of Seller outstanding other than the right to purchase Additional Shares being granted to Purchaser pursuant to Sections 3 and 4 above. No warrants, stock options or other rights to purchase shares will be granted or honored between the date of this Agrrement and the Initial Closing. No shares or contributions will be made available for Seller's Employee Stock Purchase Plan between the date of this Agreement and the Initial Closing except for the above mentioned proposed 1999 contribution of not more than $43,000 in Seller's common stock.
     d) Until the completion of the Initial Closing, Seller will take all steps necessary to maintain the listing and admission to trading of its shares upon the NASDAQ system including, but not limited to, remaining current in the filing of all reports required under the Exchange Act, any state or local legislation or the rules and regulations of NASDAQ and the NASD, and the taking of any action required by NASDAQ or any other self-regulatory organization or governmental unit in order maintain such listing and admission to trading privileges. It is understood by the parties hereto that Seller is subject to the NASDAQ notice attached hereto as Exhibit A and Seller will not influence the stock price in any way except as permitted by NASDAQ or SEC Rules and Regulations. Notwithstanding anything contained herein, however, it is understood and agreed that Purchasers shall have the right to cancel and withdraw from this Agreement without liability if the listing and admission to trading upon NASDAQ of Seller's shares is suspended or terminated at any time prior to the Initial Closing by reason of any of the matters referred to in the aforesaid notice or for any other reason.
     e) As soon as practicable after the execution of this Agreement Seller will propose to its shareholders that Seller's certificate of incorporation be amended to increase the number of shares that Seller is authorized to issue to fifty million (50,000,000) shares, that the exchange provided in Exhibit B be approved, and that the terms and conditions of this Agreement be approved, and will cause a notice to be sent out for a shareholders meeting to approve such matters, and Seller will use its best efforts to obtain such approval. If Purchasers shall so request, Seller shall also propose to its shareholders, for approval at the same meeting, reincorporation of Seller as a corporation organized under the laws of Nevada. by subjoining their signatures at the foot of this Agreement, the Principals of Sellers have signified their agreement to vote in favor of the matters set forth above.
     f) Seller will cause its principals and employees to cooperate with such public relations professionals as may be retained by Purchasers in publicizing the execution of this Agreement and its terms.

     9.  Covenants of Purchasers.
         -----------------------
          Purchasers will cause the following to occur prior to the Initial
Closing:
     a) Purchasers will maintain their financial ability to perform the transaction provided for in Sections 1 and 2 above and will not, pending the Initial Closing, permit their resources to be diverted into other matters so as to render them unable to complete such transaction.
     b) Purchasers will refrain from publicizing the existence of this Agreement, the terms hereof or the proposed transactions contemplated hereby except to the minimum extent required by law.
          10.  Conditions Precedent to Obligations of Purchasers.
               -------------------------------------------------

          Purchasers' obligation to proceed with the transactions herein provided for shall be subject to the following conditions, any of which may be waived in writing by Purchasers:
     a) All of Seller's warranties and representations shall be true and correct at the time of the Initial Closing as if made at that time.
     b) Seller shall have fully performed all of the covenants on its part to be performed as provided for in Section 8 above. Without limiting the generality of the foregoing:
     i) Seller shall have completed the retirement of twenty-six and 7/10 percent (26.7%) of its outstanding shares, and the total number of Seller's outstanding shares shall have been reduced to no more than nine hundred eighty-two thousand nine hundred eight (982,908) shares.
    ii) The total number of common shares that Seller is authorized to issue shall have been increased to at least fifty million (50,000,000).
     iii) Seller's common shares shall still be listed and admitted to trading upon the NASDAQ system.
     iv) If Purchasers shall have so requested, Seller shall have been reincorporated as a Nevada corporation.
     v) There shall have been no material adverse change in Seller's assets, liabilities or financial position (except for the transaction provided for in Section 8(a) above).
     c) There shall have been obtained all SEC and NASDAQ approvals required (if any) to permit the listing of Seller's shares on the NASDAQ Exchange to be maintained without interruption after the changes in Seller's business and control resulting from the transactions provided for in this Agreement.
      d) The principals of Seller referred to in Section 8(a) shall have executed and delivered to Seller an undertaking in form satisfactory to Purchasers to perform and discharge all obligations and liabilities of the Seller arising out of or in any way connected with the ownership or operation of Seller's Environmental Testing and Management Division, and to hold Seller harmless against any loss, damage, liability or expense, including reasonable attorneys' fees, resulting from any breach of such undertaking.

      e) Seller and its Board of Directors shall have taken such action as Purchasers shall request to elect persons designated by Purchasers as directors of Seller.
     f) Purchaser shall have received the resignation of all directors and officers of Seller.
          11.  Conditions Precedent to obligations of Seller.
               ----------------------------------------------
          Seller's obligation to proceed with the transactions hereinabove provided for shall be subject to the following conditions, any of which may be waived in writing by Seller:
     a) All of Purchasers' warranties and representations shall be true and correct at the time of the Initial Closing with the same effect as if made at that time.
     b) Purchasers shall have fully performed all of the covenants on their part to be performed as provided in Section 9 above.
     c) There shall have been no material adverse change in the financial position of North Star.
          12.  The Closing.
               -----------
          a) The Initial Closing shall take place at the offices of North Star in Denver, Colorado, on a date (the "Initial Closing Date") to be specified by notice to Seller from Purchasers, which date shall be not less than ten (10) nor more than forty (40) days after the date on which Seller's shareholders vote the approvals referred to in Section 8(e) above. On the Initial Closing Date, Seller shall deliver to Purchasers (a) certificates for the 6,250,000 unissued common shares of Seller being purchased pursuant to Sections 1 and 2 above, and
(b) certificates for such number of additional unissued common shares of Seller, up to a maximum of 14,375,000 such shares, as to which Purchasers elect to exercise their right to buy Additional Shares pursuant to Sections 3 and 4 above. Exhibit C hereto shows the number of shares that will be issuable to each of Purchasers if they purchase the Maximum Number of Additional Shares.
          b) If Purchasers shall purchase less than the Maximum Number of Additional Shares on the Initial Closing Date, they may at that time give Seller notice (the "Designating Notice") pursuant to Section 15 below designating other persons ("Purchasers' Designees") each of whom shall have the right to purchase pursuant to Sections 3 and 4 up to the number of remaining Additional Shares specified for him or it in the Designating Notice (provided that the total number of shares specified to be bought by the Purchasers' Designees shall not, together with the Additional Shares bought by Purchasers, exceed the Maximum Number). If a Designating Notice is given, the transfer to Purchasers of all of the shares purchased by them pursuant to Sections 1, 2, 3 and 4 shall be completed on the Initial Closing Date, as well as transfers of shares to any of Purchasers' Designees who are ready to complete their purchases at that time, and, after completion of those transfers, the Closing shall be recessed for not more than six months to a date designated by Purchasers (the "Recessed Closing Date"). On the Recessed Closing Date, or prior thereto on ten days prior notice to Seller and Purchasers, each of Purchasers' Designees who or which did not complete his or its purchase at the Initial Closing shall have the right to purchase from Seller pursuant to this Agreement, on the terms and conditions set forth in Sections 3 and 4 above, up to the number of Additional Shares specified for him or it in the Designating Notice .
          c) On the Initial Closing Date, Purchasers shall deliver to Seller the consideration for the shares of Seller being purchased at that time, which shall consist of:
     i) Cash, in the form of New York Clearing House Funds by certified or official bank check, in the amount of at least Five Million Dollars ($5,000,000), and, to the extent not paid in cash,
     ii) Transfer, in the form of an instrument of assignment in a form approved by Seller's counsel, which approval shall not be unreasonably withheld, of a minimum of Five Million Dollars ($5,000,000) and a maximum of Seven Million Dollars ($7,000,000) of indebtedness theretofore owed by North Star to Purchasers;
     iii) Transfer, in the form of share certificates of North Star duly endorsed in form for transfer, of such number of shares of North Star that shall constitute up to a maximum of all of North Star's outstanding shares; and
     iv) Transfer, in the form of share certificates of Zeus duly endorsed in form for transfer, of such number of shares of Zeus that shall constitute up to a maximum of all of Zeus' outstanding shares.
            d) On the Recessed Closing Date, the consideration for any shares of Seller being delivered at that time shall be cash and/or share certificates duly endorsed in form for transfer evidencing shares of North Star Which shall not, however, exceed in number the difference between the number of shares of North Star transferred at the Initial Closing and the total number of shares of North Star that were outstanding at the time of the Initial Closing.
          13.  Notices.
               -------
          Notices in connection with this Agreement shall be deemed given when sent in the manner and to the addresses specified in Exhibit D hereto.
          14.  Complete Agreement.
               -------------------

          This Agreement constitutes the complete agreement of the parties, has not been made in reliance an any warranties or representations not expressly set forth herein, and cannot be modified or terminated, nor may any of its provisions be waived, except by a writing signed by the party to be charged.
          15.  Binding Effect.
               --------------
          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Without limiting the generality of the foregoing, the Purchasers shall have the right at the Initial Closing, as provided in Section 12(b) above, to name Purchasers' Designees to exercise the right to buy portions of the Additional Shares that are not bought by Purchasers. Purchasers' Designees exercising such right shall furnish the Seller with a representation in writing that the shares being purchased are being acquired for investment and not with a view to distribution. Such Purchasers' Designees shall, together with Purchasers, comprise the Purchasing Group referred to in the first recital paragraph of this Agreement.
          16.  Headings.
               --------
          The headings of the various sections in this Agreement are intended for convenience only and shall not limit or otherwise affect the meaning of any of the sections.
          17.  Counterparts.
               ------------
          This Agreement may be executed in two or more counterparts all of which, together, shall constitute one and the same agreement.
          18.  Applicable Law.
               --------------
          The parties acknowledge that this Agreement has been negotiated partly in the State of New York and that a significant part of the performance hereof will take place in the State of New York, and it is therefore agreed that this Agreement shall be construed under and governed by the laws of the State of New York, except that matters relating to the internal affairs of the parties shall be governed by the corporate or partnership laws of their respective jurisdictions of organization, as the case may be.
          19.  Jurisdiction.
               ------------

          Each of Seller, Purchasers and Principal Shareholders acknowledges that by the execution of this Agreement it has transacted business in the state of New York, and each of Seller, Purchasers and Principal Shareholders agrees that it shall be subject to the jurisdiction of the State and Federal courts in New York in any civil action or law suit arising out of or related to this Agreement or the performance or alleged breach thereof. Each of Seller, Purchasers and Principal Shareholders hereby irrevocably waives any objection, including without limitation, the laying of venue, or based upon the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any
--------------------
action or proceeding.
          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.



                              HAWKS INDUSTRIES, INC.
                              By: /s/ Bruce A. Hinchey
                              ____________________
                              Bruce A. Hinchey, President


                              UNIVERSAL EQUITIES LTD.
                              By: /s/ Vincent P. Iannazzo
                              ________________________
                              Vincent P. Iannazzo, President


                              THE CORNERHOUSE
                               LIMITED PARTNERSHIP
                              By: /s/ David H. Peipers
                              _______________________
                              David H. Peipers, General Partner


                              THE WINSOME
                               LIMITED PARTNERSHIP
                              By: /s/ David H. Peipers
                              ______________________________
                              David H. Peipers, General Partner


                              _/s/ David H. Peipers______________
                               DAVID H. PEIPERS

          The undersigned hereby agree to be bound by the provisions of Sections 8 and 10(d) of the foregoing Agreement.


                             ____/s/ Bruce A. Hinchey____________
                                 BRUCE A. HINCHEY
                             ____/s/ James E. Meador____________
                                 JAMES E. MEADOR

NASDAQ    AMEX

                                             EXHIBIT A-1

VIA FACSIMILE & REGULAR MAIL
--- --------- --------- ---


April 1, 1999

Mr. Bill Ukele
Controller
Hawks Industries, Inc.
913 Foster Road
Casper, WY  82601

Dear Mr. Ukele:


The purpose of my letter is to bring to your attention a concern regarding the continued listing of Hawks Industries, Inc.'s shares of common stock (HAWK) on The Nasdaq SmallCap Market. Based upon the staff's review of the price data covering the last thirty consecutive trade dates, your Company's shares of common stock have failed to maintain a closing bid price greater than or equal to $1.00. To be eligible for continued listing, all securities, the Company's shares of common stock, must maintain a minimum bid price of $1.00.1

We recognize this deficiency may be a temporary situation, and no delisting action with respect to the bid price deficiency will be initiated at this time. Instead, the Company will be provided ninety (90) calendar days in which to regain compliance with the minimum bid price requirement.2 If at anytime within the next ninety calendar days from the date of this letter, the shares of common stock reports a closing bid price of at least $1.00 or more for a minimum of ten
                                                                  -------
consecutive trading days, it will have complied with the minimum bid price requirement.

However, if the Company is unable to demonstrate compliance with the minimum $1.00 bid price on or before the end of the ninety day period July 1, 1999, the Company's securities will be subject to delisting, effective with the close of business on July 1, 1999. To stay the delisting, the Company may request a hearing by the close of business on July 1, 1999. For more information on the on the hearing process, please contact the Listing Qualifications Hearing department at (202)496-2635.

If you have any questions concerning the compliance issues discussed above, please call Razina Boursiquot, Listing Analyst at (800)330-8920.


     1. Marketplace Rule 4310(c)(04).

     2. The ninety day period relates exclusively to the bid price deficiency. The Company may be delisted during the ninety day period for falure to maintain compliance with any other listing requirement for which it is currently n notice or which occurs during the period.

Very truly yours,

/s/ Kit Milholland
Kit Milholland

Associate Director
Nasdaq Listing Qualifications

cc:  Cam Funkhouser
     Market Surveillance

NASDAQ    AMEX
                                             EXHIBIT A-2

VIA FACSIMILE & REGULAR MAIL
--- --------- --------- ---


April 1, 1999

Mr. Bill Ukele
Controller
Hawks Industries, Inc.
913 Foster Road
Casper, WY 82601

Dear Mr. Ukele:

The purpose of my letter is to bring to your attention a concern regarding the continued listing of Hawks Industries, Inc.'s shares of common stock (HAWK) on The Nasdaq SmallCap Market. Based upon the staff's review of the price data covering the last thirty consecutive trade dates, your Company's shares of common stock have failed to maintain the required market value of the public float. To be eligible for continued listing, your Company's shares of common stock must maintain the minimum of $1,000,000 of the market value of the public float.1

We recognize this may be a temporary situation, and no delisting action with respect to the market value of the public float will be initiated at this time. Instead, the Company will be provided ninety (90) calendar days in which to regain compliance.2 If at anytime within the next ninety calendar days from the date of this letter, the common stock achieves a market value of the public float greater than $1,000,000 for ten consecutive trading days, it will have complied with this standard.

However, if the Company is unable to demonstrate compliance with the minimum market value of the public float requirement on or before the end of the ninety day period (July 1, 1999), the Company's securities will be subject to delisting effective with the close of business on July 1, 1999. To stay the delisting, the Company may request a hearing by the close of business on July 1, 1999. For more information on the hearing process, please contact the Listing Qualifications Hearings Department at (202) 496-2635.

If you have any questions concerning the compliance issues discussed above, please contact Razina Boursiquot, Listing Analyst at (800) 330-8920.


1. Marketplace Rule 4310(c)(07)
2. The ninety day period relates exclusively to the market value of the public float deficiency. The Company may be delisted during the ninety day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during the period.

Very truly yours,

/s/ Kit Milholland
Kit Milholland
Associate Director
Nasdaq Listing Qualifications

cc:  Cam Funkhouser

                                             Exhibit B




                                  June 9, 1999


Mr. Bruce A. Hinchey
Mr. James E. Meador, Jr.
Hawks Industries, Inc.
P. O. Box 359
Casper, WY 82601

Re:  Letter Agreement/Hawks Industries, Inc. Share Acquisition

Dear Bruce and Jim:

     Pursuant to the requirements of the North Star Group Agreement, Hawks Industries, Inc. ("Company") proposes to acquire all Bruce A. Hinchey ("Hinchey"), James E. Meador, Jr. ("Meador") and Anne D. Zimmerman Revocable Trust dated November 14, 1991 ("Zimmerman Trust") shares of common stock which are not in the Company ESOP Plan and settle all claims you have against the Company as a result of your Employment Agreement and receive a Covenant Not to Compete under the following terms and conditions:
1. In consideration for redemption of all the shares described above, settlement of the employment contract claims and securing a Covenant not to Compete, the Company shall transfer its following assets:

(a)  All shares of Western Environmental Services and Testing, Inc. ("West")

(b)  All shares of Central Wyoming Properties, Inc.

(c)  All its shares of W.E.R.C. preferred stock.

(d) All buildings owned by the Company subject to the existing debt secured by said buildings.

(e) All oil and gas royalty and overriding royalty owned by the Company. (All oil and gas working interest shall be retained by the Company).


2. Hinchey and Meador shall secure the transfer of the Zimmerman Trust shares with consideration for said shares being paid out of the assets transferred in Paragraph 1 above.

3. Hinchey and Meador shall secure an environmental indemnity and release from W.E.S.T which contains the provisions provided in the April 15, 1999 North Star Agreement at paragraph 6(t).

4. All parties hereto shall mutually release each other from any and all obligations which are subject to Hinchey's and Meador's Employment Agreements.

5. The parties hereto shall enter into a formal Agreement containing the above provided terms and said Agreement shall be subject to the approval of a majority of the Company's shareholders at the next Annual Meeting and shall not be binding on the Company until approved by the Shareholders.

     If these terms and conditions are acceptable, please execute a copy of this Letter Agreement and return it to my office. This Letter Agreement may be executed by Counterpart signature.

                                Sincerely,

                                /s/ Bob Despain
                                Bob Despain

BD/pt


     AGREED TO AND ACCEPTED this 9th day of June, 1999.

                                        HAWKS INDUSTRIES, INC.
BRUCE A. HINCHEY
__/s/ Bruce A. Hinchey_____________     __/s/ Dwight B. Despain____________
                                        DWIGHT B. DESPAIN, Director

JAMES E. MEADOR, JR.
___/s/ James E. Meador, Jr.________    __/s/  Gerald E. Moyle_____________
                                        GERALD E. MOYLE, Director

                                                               EXHIBIT C



      Purchaser and        Number of Common Shares    Number of Additional
      Registration                Purchased              Shares Issuable
                                                       (If Maximum Number
                                                           Purchased)



Universal Equities Ltd.           3,125,000                 7,187,500


David H. Peipers                  1,562,500                 3,593,750


The Cornerhouse Limited            937,500                  2,156,250
Partnership


The Winsome                        625,000                  1,437,500
Limited Partnership


                                                          EXHIBIT D

                                   Notices
                                   -------

     Notices pursuant to or in connection with this Agreement shall be deemed given when sent my certified, registered or express mail, return receipt requested, addressed as follows or to such other address as may have been designated by such notice.


If to Seller:
-------------

Hawks Industries, Inc.
Attention: Bruce A. Hinchey
913 Foster Road
Casper, WY 82601


If to Universal Equities Ltd.:
------------------------------

Universal Equities Ltd.
Attention: Vincent P. Iannazzo
115 East 57th Street, Suite 1540
New York, NY 10022


If to The Cornerhouse Limited Partnership:
------------------------------------------

The Cornerhouse Limited Partnership
Attention: David H. Peipers
888 Seventh Avenue, Suite 1608
New York, NY 10106

If to the Winsome Limited Partnership:
--------------------------------------

The Winsome Limited Partnership
Attention: David H. Peipers
888 Seventh Avenue, Suite 1608
New York, NY 10106


If to David H. Peipers:
-----------------------

David H. Peipers
888 Seventh Avenue, Suite 1608
New York, NY 10106

                                             Exhibit "2"

                                PRESS RELEASE

                                       BY
                             HAWKS INDUSTRIES, INC.


     The Chairman of the Board of Directors of Hawks Industries, Inc., Bruce A. Hinchey, announced that on June 10, 1999 Hawks entered into an Agreement with Universal Equities Ltd., David H. Peipers, Ther Cornerhouse Limited Partnership and the Winsome Limited,Partnership (collectively referred to as "Buyers") to secure a controlling interest in Hawks' common stock through a private placement. The value placed on Hawks' shares in the offer was $1.60 per share for at least 6,250,000 shares of common stock yielding the Company a consideration of $10,000,000.00. The offer also included the right to buy up to an additional 14,375,000 shares at the same price. The maximum consideration to be received by Hawks is $33,000,000.00 if all the additional shares are purchased.
     The terms of the offer require a payment of at least $5,000,000.00 in cash, with the remainder of the consideration being paid in cash and/or transfer of buyer rights to a debt obligation from North Star Exploration, Inc. ("North Star"), and/or North Star common stock, and/or Zeus Exploration, Inc. ("Zeus") common stock. North Star is a private Nevada Corporation with options on mineral rights covering approximately 7,000,000 acres in Alaska .
     The Agreement also requires the redemption of shares in Hawks owned by Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust in exchange for certain assets of the Company.
     The private placement and redemption of shares described above will be subject to Hawks Shareholder approval at its Annual Meeting in September.
     As a result of this transaction, the controlling interest in Hawks will be owned by the Buyer Group which will focus on its mineral claims in Alaska.

                                                                     Exhibit "3"

                                                              September 23, 1999
Hawks Industries, Inc.
931 Foster Road
Casper, Wyoming 82601

Gentlemen:
     Reference is made to the Agreement (the "Agreement") dated as of June 10, 1999 between you and us. Terms used herein shall have their meanings as defined in the Agreement. You and we agree that the Agreement is hereby modified as follows:

          1. Section 12(b) of the Agreement is amended to read as follows:

         "b)   If Purchasers shall purchase less than the Maximum Number of
     Additional Shares on the Initial Closing Date, they may at that time give seller notice (the "Designating Notice") pursuant to Section 15 below specifying a recessed closing date (the "Recessed Closing Date") not more than eight months thereafter, which notice may designate any of Purchasers and/or other persons ("Purchasers' Designees") to have the right on the Recessed Closing Date to purchase pursuant to Sections 3 and 4 up to the number of remaining Additional Shares specified for him or it in the Designating Notice (provided that the total number of shares specified to be bought by the Purchasers' Designees shall not, together with the Additional Shares bought by Purchasers, exceed the Maximum Number). If a Designating Notice is given, the transfer to Purchasers of all of the shares purchased by them on the Initial Closing Date shall be completed at that time, as well as transfers of shares to any of Purchasers' Designees who are ready to complete their purchases, and, after completion of those transfers, the Closing shall be adjourned to the Recessed Closing Date. On the Recessed Closing Date, or prior thereto on ten days prior notice by Purchasers to Seller and Purchasers' Designees, each of Purchasers or Purchasers' Designees who or which did not complete his or its purchase at the Initial Closing shall have the right to purchase from Seller pursuant to this Agreement, on the terms and conditions set forth in Sections 3 and 4 above, up to the number of Additional Shares specified for him or it in the Designating Notice."

          2. Section 12(c) of the Agreement is hereby amended to read as follows:

         "c)   On the Initial Closing Date, Purchasers shall deliver to Seller the consideration for the shares of Seller being purchased at that time, which shall consist of:

          i) Cash, in the form of New York Clearing House Funds be certified or official bank check, in the amount of at least Five Million Dollars ($5,000,000), and to the extent not paid in cash;

          ii) Transfer, in the form of an instrument of assignment in a form approved by Seller's counsel, which approval shall not be unreasonably withheld, of a minimum of Five Million Dollars ($5,000,000) and a maximum of Ten Million Five Hundred Thousand Dollars ($10,500,000) of indebtedness owed by North Star to Purchasers;

          iii) Transfer, in the form of share certificates of North Star duly endorsed in form for transfer, of shares of North Star the maximum number of which shall be that number which, when valued in accordance with Section 4 above, will result in a credit against the Additional Share Price equal to the difference between the aggregate amount of all other considerations being tendered pursuant to this Section 12 and Thirty-Three Million Dollars ($33,000,000); and

          iv) Transfer, in the form of share certificates of Zeus duly endorsed in form for transfer, of shares of Zeus the maximum number of which shall be that number which, when valued in accordance with Section 4 above, will result in a credit against the Additional Share Price equal to the difference between the aggregate amount of all other considerations being tendered pursuant to this section 12 and Thirty-Three Million Dollars ($33,000,000)."

          3. Section 12(d) of the Agreement is hereby amended to read as follows:

         "d)   On the Recessed Closing Date, the consideration for any shares of
     Seller being delivered at that time shall be cash and/or indebtedness of the kind described in Section 2(b) (ii) and/or share certificates duly endorsed in form for transfer evidencing shares of North Star and/or Zeus, provided, however, that (i) the indebtedness assigned on the Recessed Closing Date together with the indebtedness assigned on the Initial Closing Date shall not exceed a total of Ten Million Five Hundred Thousand Dollars ($10,500,000) in the aggregate and (ii) the number of shares of Seller purchased on the Recessed Closing Date together with the shares purchased on the Initial Closing Date shall not exceed a total of Twenty Million Six Hundred Twenty-Five Thousand (20,625,000) shares in the aggregate."

          4. There shall be added a new Section 12(e) which shall read as follows:

         "e)   On the Recessed Closing Date the Purchasers may purchase, for consideration conforming to Section 12(d), any of the Additional Shares not purchased by Purchasers on the Initial Closing Date that are not purchased by any of Purchasers' Designees."

          5. As modified above the Agreement shall continue in full force and effect.

      Please confirm your consent to the above modifications of the agreement by affixing your signature at the foot hereof underneath the word "Agreed".

                                   Your very truly,

                                   UNIVERSAL EQUITIES LTD.
                                   By:  /s/ Vincent P Iannazzo
                                       --------------------------
                                   Vincent P. Iannazzo, President

                                   THE CORNERHOUSE
                                   LIMITED PARTNERSHIP
                                   By:  /s/ David H. Peipers
                                       --------------------------
                                   David H. Peipers, General Partner

                                   THE WINSOME
                                   LIMITED PARTNERSHIP
                                   By:  /s/ David H. Peipers
                                       --------------------------
                                   David H. Peipers, General Partner

                                        /s/ David H. Peipers
                                   ------------------------------
                                   DAVID H. PEIPERS
Agreed:
HAWKS INDUSTRIES, INC.

By:  /s/ Bruce A. Hinchey
    --------------------------
Bruce A. Hinchey, President

                                                         Exhibit "23.1"

                        Lovelett, Hargens & Skogen, P.C.
                          Certified Public Accountants

                         INDEPENDENT AUDITOR'S CONSENT

Lovelett, Hargens & Skogen, P.C. formerly named Hocker, Lovelett, Hargens & Skogen, P.C., consents to the incorporation by reference into this Current Report of Hawks, Inc. (the "Company") on Form 8-K of our report dated February 12, 1999 relating to the Company's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1998.

                                   LOVELETT, HARGENS & SKOGEN, P.C.

                                   /s/ Lovelett, Hargens & Skogen, P.C.

                                   Casper, Wyoming
                                   October 11, 1999